Exhibit 10.38

COMMISSION FEE AND AGENCY AGREEMENT

THIS AGREEMENT is dated for reference the 4th day of October, 2004.

BETWEEN:

BULLDOG TECHNOLOGIES, INC., a body corporate with offices at 301 - 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(the “Company”)

AND:

CHARLES HILTZHEIMER, of #3205 Blandemar Drive, Charlottesville, VA, United States of America 22903

(the “Agent”)

WHEREAS:

A.     The Agent is a member of the Company’s Advisory Board; and B. The Company desires to retain the Agent to assist the Company with the sales of its products (the “Services”), and the Agent has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF AGENT

1.1     Appointment of Agent. The Company hereby appoints the Agent to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Agent to exercise such powers as provided under this Agreement. The Agent accepts such appointment on the terms and conditions herein set forth.

1.2     Authority of Agent. The Agent shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.3     Independent Contractor. The relationship between the Company and the Agent shall be that of an independent contractor, and shall not be construed as that of a partnership or a joint venture. At no time shall the Agent be considered or deemed an employee of the Company. Accordingly, the Agent shall not purport to enter into any contract or subcontract on behalf of the Company, or otherwise purport to act on its behalf. The Agent represents and warrants to the Company that all services for the Company performed by the Agent will be performed to the standard of care, skill and diligence of experienced professionals and in a competent and efficient manner. The Agent agrees to meet the performance standards that may be reasonably prescribed by the Company from time to time.

ARTICLE 2
AGENT’S AGREEMENTS

2.1     Expense Statements. The Company shall reimburse the Agent for all reasonable travelling, business, internet connection, telephone and other expenses actually and properly incurred by the Agent in connection with its providing the Services to the Company. The Agent shall provide to the Company such vouchers, receipts or other evidence of those expenses as the Company may reasonable require. The Company shall reimburse the Agent within 30 days of the Company receiving the evidence of expenses. The Company will only reimburse the Agent for expenses to a maximum amount of $250 per month, unless the Agent has received prior authorization from the Company to exceed that limit.

2.2     Books and Records. The Agent shall keep proper accounts and records of all expenditures made by him in connection with the Services by him in performing the services and all invoices, receipts and vouchers relating thereto.

ARTICLE 3
COMPANY’S AGREEMENTS

3.1     Commission. For sales of the Company’s products generated by the Agent or generated from contacts introduced to the Company by the Agent, the Company will pay to the Agent a commission of four percent (4%) (the “Rate”) of the monies actually received by the Company from such sales. The Company will pay to the Agent the commission on a quarterly basis but only after the Company has received payment for such sales.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1     Effective Date. This Agreement shall become effective as of the date written on the first page of this Agreement (the “Effective Date”), and shall continue for a period of twenty-four (24) months (the “Expiry Date”) from the Effective Date at which time it will automatically terminate.

4.2     Termination.

(a)	Notwithstanding Section 4.1, this Agreement may be terminated before the Expiry Date by mutual agreement of the parties hereto.

(b)	Notwithstanding Sections 4.1 and 4.2(a) of this Agreement, the Company may terminate this Agreement before the Expiry Date upon the occurrence of any default by the Agent by giving written notice to the Agent specifying the nature of such default; a default shall be defined as the occurrence of any one or more of the following;

(i)	the Agent files a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent;

(ii)	the Agent fails to perform any of its services in the manner or within the time required herein or commits or permits a material breach of or a material default in any of its duties or obligations hereunder; or

(iii)	the Company acting reasonably determines that the Agent has acted or is acting in a manner detrimental to the Company, or has violated the confidentiality of any information as provided for in this Agreement.

4.3     Duties Upon Termination. Upon termination of this Agreement, the Agent shall promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b)	all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Agent shall be entitled thereafter to inspect, examine and copy all of the documents which he delivers in accordance with this provision at all reasonable times upon three (3) days’ notice to the Company.

4.4     Compensation of Agent on Termination. Upon termination of this Agreement, the Agent shall be entitled to receive, for a period of twenty-four (24) months from such termination, a commission of two percent (2%) of the monies actually received by the Company from continuing sales of products by customers that were generated by the Agent or generated from contacts introduced to the Company by the Agent; provided, however, that the Company shall have the right to offset against any payment owing to the Agent under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Agent, to the extent such right has not been waived by the Company.

4.5     Compensation upon Death of Agent. Upon the death of the Agent, any monies owed to the Agent pursuant to Section 3.1 of this Agreement and any monies to be received by the Agent pursuant to Section 4.4 of this Agreement shall be paid to the Agent’s beneficiary, as may be designated by the Agent in any will or testamentary document.

ARTICLE 5
CONFIDENTIALITY AND NON-COMPETITION

5.1     Maintenance of Confidential Information. The Agent acknowledges that in the course of his appointment hereunder the Agent will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the “Confidential Information”). For the purposes of this Agreement, “Confidential Information” includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Agent acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Agent covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Agent, the Agent will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2     Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;

(b)	becomes part of the public domain through no fault of the Agent;

(c)	is already in the lawful possession of the Agent at the time of receipt of the Confidential Information; or

(d)	is compelled by applicable law to be disclosed, provided that the Agent gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

5.3     Developments. Any information, technology, technical data or any other thing or documentation whatsoever which the Agent, either by himself or in conjunction with any third party, has conceived, made, developed, acquired or acquired knowledge of during the Agent’s appointment with the Company or which the Agent, either by himself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the “Developments”) during the Term or at any time thereafter during which the Agent is engaged by the Company that is related to the business of designing and supplying security systems for the cargo transit industry shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Agent does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Agent during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4     Protection of Developments. The Agent does hereby agree that, both before and after the termination of this Agreement, the Agent shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Agent on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Agent hereby designates and appoints the Company and its duly authorized officers and agents as the Agent’s agent and attorney to act for and in the Agent’s behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Agent.

5.5     Non-Solicitation. The Agent covenants and agrees with the Company that during the term hereof and for a period of twelve (12) months thereafter, the Agent will not:

(a)	contact, for the purpose of soliciting any business that is competitive with that carried on by the Company, any person who is a customer or client of the Company; or

(b)	initiate contact with any employee of the Company for the purpose of offering him or her employment with any person other than the Company.

5.6     Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Agent of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Agent agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.7     Reasonable Restrictions. The Agent agrees that all restrictions in this Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Agent.

ARTICLE 6
MISCELLANEOUS

6.1     Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company, to:

Bulldog Technologies, Inc. 301- 11120 Horseshoe Way, Richmond, British Columbia Canada V7A 5H7

Attention: President

Facsimile: 604-271-8654

(b)	and in the case of the Agent, to the Agent’s last residence address known to the Company.

6.2     Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

6.3     Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Agent by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

6.4     Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

6.5     Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

6.6     Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

6.7     Assignment. Except as herein expressly provided, the respective rights and obligations of the Agent and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Agent and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.8     Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

6.9     Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.10     Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

6.11      Time. Time shall be of the essence of this Agreement.

6.12     Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each of the parties hereto expressly attorns to the jurisdiction of the courts of the Province of British Columbia.

6.13     Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Agent and the personal legal representatives of the Agent.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BULLDOG TECHNOLOGIES, INC.

Per: /s/ John Cockburn
Authorized Signatory
Name: John Cockburn
Title: President and CEO

EXECUTED by	)
CHARLES HILTZHEIMER in the presence of:	)
)
/s/ June Myers	)	/s/ Charles Hiltzheimer
Signature	)	CHARLES HILTZHEIMER
June Myers	)
Print Name	)
2100 Ivy Road	)
Charlottesville, VA 22963)
Address	)
Financial Center Manager	)
Occupation	)